UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2010

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1775 Sherman Street, Suite 3000, Denver, Colorado 80203
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 303-860-5800 no change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Petroleum Development Corporation (the “Company”) held its annual meeting of stockholders on Friday, June 4, 2010, at 11:30 a.m. Mountain Time at the Denver Financial Center, 1775 Sherman Street, Denver, Colorado.  Holders of an aggregate of 19,253,526 shares of the Company’s common stock at the close of business on April 7, 2010, were entitled to vote at the meeting, of which 17,377,320, or approximately 90.26%, of the eligible voting shares, were represented in person or by proxy.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

PROPOSAL #1 - Election of Directors:
Larry F. Mazza	For	14,774,414.00
	Withheld	264,916.00
	Non Votes	2,337,990.00

James M. Trimble	For	14,772,069.00
	Withheld	267,261.00
	Non Votes	2,337,990.00

Richard W. McCullough	For	14,618,919.00
	Withheld	420,411.00
	Non Votes	2,337,990.00

PROPOSAL #2 - To approve the Company's 2010 Long-Term Equity Compensation Plan:
	For	11,406,390.00
	Against	3,601,383.00
	Abstain	31,557.00
	Non Votes	2,337,990.00

PROPOSAL #3 - To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010:
	For	17,275,568.00
	Against	93,802.00
	Abstain	7,950.00
	Non Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:  June 10, 2010

By	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer